Exhibit 99.1

Pernix Contact:	Somaxon Contact:
Joseph T. Schepers	Tran Nguyen
Director, Investor Relations	Chief Financial Officer
(800) 793-2145 ext. 3002	Somaxon Pharmaceuticals, Inc.
jschepers@pernixtx.com	(858) 876-6500

Pernix Therapeutics Announces Agreement to Acquire Somaxon Pharmaceuticals, Inc.

Somaxon Shareholders to Receive $25 Million in Pernix Common Stock

Pernix Management to Host a Conference Call Today at 9:00 a.m. EST

THE WOODLANDS, TEXAS, AND SAN DIEGO, CALIFORNIA, December 11, 2012 – Pernix Therapeutics Holdings, Inc. (“Pernix”) (NYSE MKT: PTX) and Somaxon Pharmaceuticals, Inc. (“Somaxon”) (NASDAQ: SOMX) today announced that they have entered into a definitive merger agreement for Pernix to acquire Somaxon in a stock-for-stock transaction with a total equity value of $25 million.

Under the terms of the agreement, which has been unanimously approved by the boards of directors of both companies, Somaxon stockholders will receive aggregate consideration equal to $25 million in Pernix common stock. The number of shares of Pernix common stock to be issued to the stockholders of Somaxon will be based on the volume-weighted average price of Pernix’s common stock over the 30 day period ending on the day immediately prior to the closing of the proposed merger, subject to limitations on the maximum and minimum number of shares of Pernix common stock issuable in the transaction based on a price range of $6.00 to $9.00 per share.

Cooper Collins, President and CEO of Pernix, said, “The acquisition of Somaxon is another important step in the growth strategy of Pernix, which is expected to continue to expand our product portfolio, in addition to our recently announced agreements to acquire Cypress Pharmaceuticals and Hawthorn Pharmaceuticals. Somaxon’s product Silenor, which is a non-seasonal product, broadens our branded product line and may also have potential as an OTC product in the future.”

Silenor® (doxepin) is approved for the treatment of insomnia characterized by difficulty with sleep maintenance and is not a controlled substance. In clinical trials, Silenor demonstrated maintenance of sleep, including into the seventh and eighth hours of the night, with no meaningful evidence of next day residual effects and an overall adverse events profile that was comparable to placebo.

On a trailing 12-month basis as of September 30, 2012, Somaxon had net sales related to Silenor of approximately $11.7 million. Pernix expects net sales from Silenor on an annualized basis to be in the range of approximately $10 million to $15 million and earnings before interest, taxes, depreciation and amortization (EBITDA) resulting from such Silenor net sales in the range of approximately $5 million to $10 million.

Richard W. Pascoe, Somaxon’s President and Chief Executive Officer, said, “We believe this acquisition will provide the opportunity to more fully capitalize on the Silenor brand. Moreover, with Pernix’s recently announced acquisition of Cypress and Hawthorn, we believe that the combined entity, with its broad platform of branded, generic and OTC products, represents long-term value for the benefit of all of our stockholders. We look forward to working with the Pernix management team as we integrate Somaxon with Pernix.”

The acquisition is subject to the approval of Somaxon’s shareholders and the satisfaction of other terms and conditions. Stifel Nicolaus Weisel is acting as financial advisor to Somaxon in the transaction.

Conference Call

The management of Pernix will host a conference call today at 9:00 a.m. EST to discuss the proposed acquisition of Somaxon Pharmaceuticals. The conference call will feature remarks from Cooper Collins, President and Chief Executive Officer, and David Becker, Chief Financial Officer. To participate in the live conference call, please dial (877) 312-8783 (U.S.) or (408) 940-3874 (International), and provide passcode 80437861. A live webcast of the call will also be available on the investor relations section of the Company’s website, www.pernixtx.com. Please allow extra time prior to the webcast to register and download and install any necessary audio software.

A replay of the call will be available through December 18, 2012. To access the replay, please dial (855) 859-2056 (U.S.) or (404) 537-3406 (International), and provide passcode 80437861. An online archive of the webcast will be available on the Company’s website for 30 days following the call.

About Pernix Therapeutics Holdings, Inc.

Pernix Therapeutics is a specialty pharmaceutical company primarily focused on the sales, marketing, manufacturing and development of branded, generic and OTC pharmaceutical products. The Company manages a portfolio of branded and generic products. The Company’s branded products for the pediatrics market include CEDAX®, an antibiotic for middle ear infections, NATROBA™, a topical treatment for head lice marketed under an exclusive co-promotion agreement with ParaPRO, LLC, and a family of treatments for cough and cold (BROVEX®, ALDEX® and PEDIATEX®). The Company’s branded products for gastroenterology include OMECLAMOX-PAK®, a 10-

day treatment for H. pylori infection and duodenal ulcer disease, and REZYST™, a probiotic blend to promote dietary management. In addition, a product candidate utilizing cough-related intellectual property is in development for the U.S. OTC market. The Company promotes its branded pediatric and gastroenterology products through its sales force. Pernix markets its generic products through its wholly-owned subsidiary, Macoven Pharmaceuticals. The Company’s wholly-owned subsidiary, Great Southern Laboratories, manufactures and packages products for the pharmaceutical industry in a wide range of dosage-forms. Founded in 1996, the Company is based in The Woodlands, TX.

Additional information about Pernix is available on the Company’s website located at www.pernixtx.com.

About Somaxon Pharmaceuticals, Inc.

Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded products and product candidates to treat important medical conditions where there is an unmet medical need and/or high-level of patient dissatisfaction, currently in the central nervous system therapeutic area. Somaxon’s product Silenor, available by prescription in the United States, is indicated for the treatment of insomnia characterized by difficulty with sleep maintenance.

Important Safety Information About Silenor

Because sleep disturbances may be caused by underlying physical and/or psychiatric disorders, symptomatic treatment of insomnia should be initiated only after a careful evaluation of the patient. The failure of insomnia to remit after 7-10 days of treatment may indicate the presence of a primary psychiatric and/or medical illness that should be evaluated.

Patients should only take Silenor when they are prepared to get a full night’s sleep. Silenor should be taken within 30 minutes of bedtime, and patients should confine their activities after ingestion to those necessary to prepare for bed. Patients should not consume alcohol or take other drugs that cause drowsiness with Silenor. Co-administration of monoamine oxidase inhibitors (MAOIs) with Silenor has not been studied and is not recommended. Patients should not take Silenor if they have untreated narrow angle glaucoma, severe urinary retention, severe sleep apnea or hypersensitivity to any of the ingredients in Silenor. Patients should avoid engaging in hazardous activities such as operating a motor vehicle or heavy machinery at night after taking Silenor, and patients should be cautioned about potential impairment in the performance of such activities that may occur during the day following ingestion. Before taking Silenor, patients should tell their doctors if they have a history of depression, mental illness or suicidal thoughts.

Hypnotics have been associated with complex behaviors such as sleep driving, preparing and eating food, making phone calls, or having sex. Drowsiness, upper respiratory tract infections and nausea were the most common adverse events observed in Silenor clinical trials.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the proposed merger, future financial and operating results, benefits and synergies of the proposed merger, potential cost savings, future opportunities for the combined company and any other statements about Pernix’s or Somaxon’s management’s future expectations, beliefs, goals, plans or prospects. Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “view,” “hope,” “could,” “will,” “should,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions should also be considered forward-looking statements. Because these statements reflect current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties and assumptions as to future events that may not prove to be accurate. No assurances can be given that the parties to the proposed merger will be able to complete the transaction when anticipated or at all, nor does Pernix or Somaxon provide any assurances regarding its future performance, ability to realize future benefits, cost savings and synergies of the proposed merger or future opportunities for the combined company. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of Somaxon stockholders to approve the proposed transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated cost savings and synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Somaxon and Pernix generally. In addition to these factors, investors should note the other factors described under the caption “Risk Factors” in Pernix’s and Somaxon’s respective Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein. These forward-looking statements speak only as of the date hereof. Pernix and Somaxon disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Important Information For Investors and Securities Holders

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transaction between Pernix and Somaxon, Pernix plans to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a prospectus of Pernix that will also constitute a proxy statement of Somaxon. Pernix and Somaxon also plan to file with the SEC other relevant documents in connection with the proposed agreement. INVESTORS AND SECURITIES HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PERNIX, SOMAXON, THE PROPOSED MERGER AGREEMENT AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Pernix and Somaxon (when available) through the website maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free copies of the documents filed with the SEC by Pernix on Pernix’s website at www.pernixtx.com or by contacting Pernix Investor Relations at (800) 793-2145 ext. 3002. Investors and security holders will be able to obtain free copies of the documents filed with the SEC by Somaxon on Somaxon’s website at www.somaxon.com or by contacting Somaxon Investor Relations at (858) 876-6500.

Participants in the Acquisition of Somaxon

Pernix and Somaxon and their respective directors, executive officers, members of management and employees may be deemed, under the rules of the SEC, to be “participants in the solicitation” of proxies from the stockholders of Somaxon in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Information regarding Pernix’s directors and executive officers and their beneficial ownership of Pernix common stock as of April 23, 2012 is available in its proxy statement filed with the SEC by Pernix on April 27, 2012, and information regarding Somaxon’s directors and executive officers and their beneficial ownership of Pernix common stock as of April 9, 2012 is available in its proxy statement filed with the SEC by Somaxon on April 23, 2012. You can obtain free copies of these documents using the contact information above.